UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Strategic Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7887 East Belleview Ave., Suite 1100, Denver, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-258490.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the DailyDeltaTM Q100 Upside Option Strategy ETF and DailyDeltaTM Q100 Downside Option Strategy ETF, each a separate series of Strategic Trust (the “Trust”) to be registered hereunder is set forth in the Registrant’s Registration Statement on Form N-1A, as amended (File Nos. 333-258490; 811-23723) as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number are as follows:

Series Name	EIN
DailyDeltaTM Q100 Upside Option Strategy ETF	99-4707218
DailyDeltaTM Q100 Downside Option Strategy ETF	99-4708582

ITEM 2. EXHIBITS.

1.	The Trust's Amended Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-258490; 811-23723), as filed with the Securities and Exchange Commission on October 15, 2021.

2.	The Trust’s Certificate of Trust, as filed with the State of Delaware on June 8, 2012, is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-258490; 811-23723), as filed with the Securities and Exchange Commission on August 5, 2021.

3.	The Trust's Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-258490; 811-23723), as filed with the Securities and Exchange Commission on May 24, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 10, 2025

Strategic Trust

By:	/s/ Kevin Kelly
Name:	Kevin Kelly
Title:	President